Adamis Pharmaceuticals Corporation 8-K/A

   Exhibit 99.1

U.S. COMPOUNDING, INC.

TABLE OF CONTENTS

DECEMBER 31, 2015 AND 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Shareholders

U.S. Compounding, Inc.

We have audited the accompanying financial statements of U.S. Compounding, Inc. (the "Company"), which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of operations, changes in stockholder's deficit and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal  control  relevant  to  the  preparation  and fair  presentation  of  financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.   In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management,  as  well  as  evaluating  the  overall  presentation  of  the  financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Compounding,  Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance  with accounting  principles generally accepted in the United States of America.

Uncertainty Regarding Going Concern

The  accompanying   financial  statements   have  been  prepared  assuming  that  the Company will continue as a going concern.  As discussed in Note 13 to the financial statements, the Company is in default under its line of credit agreement and the Company's  liabilities  exceed  its  assets.  Those conditions  raise  substantial  doubt about its ability to continue as a going concern at December 31, 2015.  Management's plans regarding those matters are also described in Note 13.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ Hudson Cisne & Co.

HUDSON CISNE & CO.

Certified Public Accountants

Little Rock, Arkansas

March 23, 2016

F-1

U.S. COMPOUNDING, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
ASSETS	2015	2014
CURRENT ASSETS
Cash	$214,986	$388,137
Accounts Receivable - Trade, Net	542,639	2,119,929
- Stockholder	67,737	67,737
- Related Parties	308,323	256,242
Inventories	766,247	2,098,821
Prepaid Expenses	33,264	15,259
Total Current Assets	1,933,196	4,946,125
Property, Plant and Equipment, Net	1,467,734	1,573,581
Non-Compete Agreements, Net	—	21,500
Total Assets	$3,400,930	$6,541,206
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts Payable	$2,062,283	$1,623,625
Accrued Expenses	2,117,643	1,106,805
Line of Credit - Equipment	634,657	302,389
Line of Credit - Working Capital	1,704,792	2,452,838
Current Maturities of Long-Term Debt	6,268,902	611,014
Total Current Liabilities	12,788,277	6,096,671
LONG TERM LIABILITIES
Notes Payable	—	5,779,158
Notes Payable - Stockholder	327,664	327,664
Total Long-Term Liabilities	327,664	6,106,822

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Common Stock – Par Value $1.00; 10,000 Shares Authorized;
500 Shares Issued and 105 Shares Outstanding	500	500
Treasury Stock, at Cost, 395 Shares	(7,213,911)	(7,213,911)
Additional Paid-In Capital	500,300	500,300
Retained (Deficit) Earnings	(3,001,900)	1,050,824
Total Stockholders’ Equity (Deficit)	(9,715,011)	(5,662,287)
Total Liabilities and Stockholders' Deficit	$3,400,930	$6,541,206

                                                 See accompanying notes.

F-2

U.S. COMPOUNDING, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended December 31,
	2015	2014
REVENUE:
Sales	$19,992,639	$25,176,858
Less: Sales Returns and Allowances	(637,651)	(340,628)
Net Revenue	19,354,988	24,836,230
COST OF GOODS SOLD	6,708,190	6,831,919
Gross Profit	12,646,798	18,004,311

OPERATING EXPENSES:
Selling Expenses	6,528,330	8,283,468
General and Administrative Expenses	9,728,319	11,312,947
Research and Development	161,822	—
Impairment Expense	—	216,000
Total Operating Expenses	16,418,471	19,812,415

Loss from Operations	(3,771,673)	(1,808,104)

OTHER INCOME (EXPENSE)
Loss on Sale of Assets	(14,927)	(43,836)
Other Income	280	—
Interest Expense	(266,404)	(240,019)
Total Other Expense	(281,051)	(283,855)

Net (Loss)	$(4,052,724)	$(2,091,959)

                                                  See accompanying notes.

F-3

U.S. COMPOUNDING, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Treasury	Additional Paid-In	Retained Earnings
	Shares	Amount	Stock	Capital	(Deficit)	Total

Balance, January 1, 2014	500	$500	$(7,213,911)	$500,300	$3,774,796	$(2,938,315)

Distribution to Stockholders	—	—	—	—	(632,013)	(632,013)

Net (Loss)	—	—	—	—	(2,091,959)	(2,091,959)
Balance, December 31, 2014	500	500	(7,213,911)	500,300	1,050,824	(5,662,287)

Net (Loss)	—	—	—	—	(4,052,724)	(4,052,724)
Balance, December 31, 2015	500	$500	$(7,213,911)	$500,300	$(3,001,900)	$(9,715,011)

                                                  See accompanying notes.

F-4

U.S. COMPOUNDING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
CASH FLOWS FROM OPERATING ACTIVITIES	2015	2014
Net (Loss)	$(4,052,724)	$(2,091,959)
Adjustments to Reconcile Net (Loss) from Continuing Operations to Net
Cash Provided by Operating Activities:
Depreciation and Amortization	413,128	347,748
Impairment on Goodwill	—	216,000
Loss on Sale of Property, Plant and Equipment	14,927	43,836
Provisions for Bad Debt Expense	519,263	270,647
Change in Operating Assets and Liabilities:
Accounts Receivable - Trade	1,058,027	(645,427)
- Related Parties	(52,081)	103,906
Inventories	1,332,574	(90,359)
Prepaid Expenses	(18,005)	17,543
Accounts Payable	438,658	129,620
Accrued Expenses	1,010,838	168,360
Net Cash Provided by (Used in) Operating Activities	664,605	(1,530,085)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(361,412)	(674,595)
Proceeds from Sale of Property, Plant and Equipment	—	10,565
Net Cash Used in Investing Activities	(361,412)	(664,030)
CASH FLOWS FROM FINANCING ACTIVITIES
Net Borrowings on Lines of Credit	(415,778)	2,755,227
Repayments on Notes Payable	(60,566)	(547,292)
Borrowings from Note Payable - Stockholder	—	331,415
Distribution to Stockholders	—	(632,013)
Net Cash (Used in) Provided by Financing Activities	(476,344)	1,907,337
Net Change in Cash	(173,151)	(286,778)
Cash - Beginning of Year	388,137	674,915
Cash - At End of Year	$214,986	$388,137

                                                 See accompanying notes.

F-5

Note 1:  Summary of significant accounting policies

              Nature of business

U.S. Compounding, Inc. (the “Company”) is a FDA-registered 503B Outsourcing Facility and compounding-only pharmacy that provides compounded medications to patients, physician clinics, hospitals, surgery centers, and veterinary patients throughout the United States. The Company has been accredited since 2009 with the Pharmacy Compounding Accreditation Board (“PCAB”) and is also licensed nationwide with most State Boards of Pharmacy and holds a DEA manufacturer registration. The Company’s specialized products include sterile dosage forms, injectables, ophthalmic preparations, bioidentical hormone replacement, topical compounds for pain, and veterinary products.

               Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts at the date of the financial statements and revenue and expenses during the reporting period. Significant estimates included in these financial statements include valuation of accounts receivable collectibles, inventory, accrued commissions and the useful lives of property, plant, and equipment. Actual results could differ from those estimates.

                 Revenue recognition

Revenues from sales of products are recognized when title and risk of loss passes to the customer, typically upon delivery. Recognition of revenue also requires reasonable assurance of collection of sales proceeds and completion of all performance obligations. Sales discounts and rebates are sometimes offered to customers if specified criteria are met. Additionally, sales are generally made with a limited right of return under certain conditions. Revenues are recorded net of provisions for sales discounts and returns, which are established at the time of the sale.

                   Accounts receivable

The Company’s accounts receivable are reported at the amount management expects to collect on outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and credit to allowance for doubtful accounts. Uncollectible amounts are based on the Company’s history of past write-offs and collections and current credit conditions. The allowance for doubtful accounts totaled $241,902 and $0 at December 31, 2015 and 2014. Provision for bad debt totaled $519,263 and $270,647 for the years ended December 31, 2015 and 2014.

                    Inventories

Inventories are valued at the lower of cost (weighted average method) or market. The cost of inventories are determined using the first-in, first-out (“FIFO”) method. Inventories consist of compounding raw materials, currently marketed products, and device supplies.

                     Property, plant and equipment

Property, plant and equipment are stated at original cost less accumulated depreciation. The cost of additions and improvements are capitalized and expenditures for repairs and maintenance are expensed in the period incurred. When items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation is calculated utilizing the straight-line method over the estimated useful lives of the respective assets for financial statement purposes. Depreciation expense for the years ended December 31, 2015 and 2014 totaled $391,628 and $317,748.

F-6

Note 1:  Summary of significant accounting policies (continued)

              Claims liabilities

The Company is self-insured up to certain limits for health insurance. Provisions are made for both the estimated liabilities for known claims as incurred and estimates for those incurred but not reported. As of December 31, 2015, the Company was self-insured for up to the first $40,000 of claims per covered person with an aggregate deductible of $628,712.

               Non-compete agreements

In September 2010, the Company purchased the outstanding shares of three former shareholders which were recorded in treasury stock. As part of the purchase, the Company obtained non-compete agreements with the former shareholders for $150,000. In June 2013, the Company purchased the outstanding shares of a former shareholder which were recorded in treasury stock. As part of the purchase, the Company obtained a non-compete agreement with the former shareholder for $1,500. The non-compete agreements are stated at cost and amortized, using the straight-line method, over the lives of the non-compete agreements. The accumulated amortization totaled $151,500 and $130,000 at December 31, 2015 and 2014. Amortization expenses for the years ended December 31, 2015 and 2014 totaled $21,500 and $30,000.

               Sales taxes

Sales are reported net of taxes assessed by governmental authorities on revenue-producing transactions.

               Advertising

Advertising costs are expensed when incurred. Advertising costs, which are included in operating expenses, totaled $50,226 and $76,622 for 2015 and 2014.

                Statements of cash flows

The Company considers all demand deposits and highly liquid investments with original maturities of three months or less to be cash equivalents. Cash payments for interest were $68,254 in 2015 and $217,556 in 2014.

In 2015, the Company had non-cash activities that included stockholders personally assuming $60,704 of debt related to vehicle note payables to financing institutions.

In 2014, the Company’s non-cash activities included a former stockholder personally assuming $21,712 of debt related to a vehicle note payable to a financing institution.

                   Income taxes

The Company, with the consent of its stockholders, elected under the Internal Revenue Code to be an “S” Corporation for federal and state income tax purposes. Under such election, income or loss of the Company is reported by its stockholders on their personal tax returns. Therefore, no provision or liability for federal income taxes has been included in the December 31, 2015 and 2014 financial statements.

In accordance with the Accounting for Income Taxes Topic of the ASC, the Company recognizes accrued interest and penalties associated with uncertain tax positions as part of their income tax provision, if any. The Company’s 2013 federal income tax returns are currently under examination. At December 31, 2015, the 2014 and 2012 federal and state income tax returns are subject to potential examination by taxing authorities.

F-7

Note 1:  Summary of significant accounting policies (continued)

              Shipping and handling costs

Shipping and handling costs are included in cost of goods sold on the statements of income. Total shipping and handling costs for the years ended December 31, 2015 and 2014 were approximately $914,890 and $1,071,167.

               Recently adopted accounting standards

FASB Accounting Standards Update No. 2014-07, Applying Variable Interest Entities Guidance to Common Control Leasing Arrangements, issued March 2014, will be effective for the annual periods beginning after December 15, 2014 with early adoption permitted. The primary objective of the standard is to allow private companies to opt out of applying the VIE consolidation guidance to certain common control leasing arrangements if the company meets the eligibility criteria. The entity will then account for the lease under the Lease Topic of ASC as either an operating or capital lease. The Company determined that it satisfies the eligibility criteria with its 4 Hims, LLC lease agreement and has elected to early adopt the standard for the year ending December 31, 2015 and 2014. The Company has accounted for the lease as an operating lease with the details of the lease and related party transaction in Note 11.

                 Subsequent events

The Company has evaluated all subsequent events for potential recognition and disclosure through March 23, 2016, the date these financial statements were available to be issued.

Note 2: Inventories

Inventories consisted of the following at December 31:

	2015	2014

Finished goods	$118,859	$1,249,824
Raw material	473,907	848,997
Devices	173,481	—
	$766,247	$2,098,821

At December 31, 2015 and 2014 inventory was stated at cost, which was less than market as determined by the weighted average cost method. As a result, there was no provision for inventory losses at December 31, 2015 and 2014.

In 2015, the Company changed its accounting policy for devices inventory to capitalize and expense the cost when used compared to expensing when purchased in 2014. The change in accounting policy is to assist the Company to monitor devices inventory and to accurately record cost of goods sold. Devices inventory is stated at the lower of cost, determined using the first-in, first-out method, or market. It is impracticable to determine the effects of this change in accounting policy to the financial statements for the year ending December 31, 2014.

F-8

Note 3:  Property, plant and equipment

Property, plant and equipment consisted of the following at December 31:

	Estimated
	useful life
	(Years)	2015	2014

Property, plant and equipment:
Machinery and Equipment	3 -7	$1,549,046	$1,425,221
Transportation	5	71,750	214,179
Furniture and fixtures	7	238,673	262,608
Leasehold Improvements	7 - 15	366,126	358,803
Total property, plant and equipment		2,225,595	2,260,811
Accumulated Depreciation		(1,014,291)	(977,642)
Net Book Value		1,211,304	1,283,169
Construction In Progress		256,430	290,412
Property, Plant and Equipment, Net		$1,467,734	$1,573,581

Note 4: Line of credit

The Company has an available line of credit totaling $2,500,000 as of December 31, 2015 and 2014. The line of credit has a variable interest rate based on the Wall Street Journal Prime Rate less 0.25%. At December 31, 2015 and 2014 the interest rate was 3.25%. Borrowings are limited to 80% of qualified trade accounts receivable and 50% of qualified inventories per the borrowing base agreement and is collaterized with accounts receivable and inventory as well as guaranteed by the stockholders of the Company. The line of credit is payable on demand and is subject to certain financial covenants and borrowings are limited to the maximum allowed under a borrowing base calculation. At December 31, 2015 and 2014, the outstanding line of credit balance was $1,704,792 and $2,452,838.

The Company also has an available line of credit totaling $700,000 as of December 31, 2015 and 2014 for the use of purchasing equipment. The line of credit has a variable interest rate based on the Wall Street Journal Prime Rate less 0.25%. The Company’s property and equipment is included as collateral per the line of credit agreement. At December 31, 2015 and 2014 the interest rate was 3.25%. The line of credit is payable on demand. As of December 31, 2015 and 2014, the outstanding line of credit balance was $634,657 and $302,389.

F-9

Note 5: Long-term debt

	2015	2014
Long-term debt at December 31, consists of:

Promissory note to a former stockholder due in monthly
installments of $9,920, including interest of 4.00% through
maturity, due September 2022	$792,115	$792,115

Promissory note to a former stockholder in monthly
installments of $458, including interest of 4.00% through	39,546	39,546
maturity, due June 2023

Promissory note to a former stockholder due in monthly
installments of $9,920, including interest of 4.00% through
maturity, due September 2022	792,115	792,115

Promissory note to a former stockholder due in monthly
installments of $458, including interest of 4.00% through
maturity, due June 2023	39,546	39,546

Promissory note to a former stockholder due in monthly
installments of $9,920, including interest of 4.00% through
maturity, due September 2022	792,115	792,115

Promissory note to a former stockholder due in monthly
installments of $458, including interest of 4.00% through
maturity, due June 2023	39,546	39,546

Promissory note to a former stockholder due in monthly
installments of $28,431, including interest of 2.60% through
maturity, due July 2027	3,689,987	3,689,987

Promissory note due in monthly installments of $4,391,
including interest of 5.75% through maturity, due June 2017	83,932	118,985

Vehicle note due in monthly installments of $1,122,
including interest at 5.65% through maturity in May 2016;
secured by a vehicle;	—	19,302

Vehicle note due in monthly installments of $1,211,
including interest at 5.50% through maturity in March 2017;
secured by a vehicle; paid in full subsequent to December
31, 2014	—	26,688

Vehicle note due in monthly installments of $621, including
interest at 0.00% through maturity in June 2016; secured by
a vehicle; paid in full subsequent to December 31, 2014	—	11,790

Vehicle note due in monthly installments of $768, including
interest at 4.85% through maturity in April 2018; secured by
a vehicle; paid in full subsequent to December 31, 2014	—	28,437
	6,268,902	6,390,172
Less current maturities	6,268,902	611,014
Long-term debt, less current maturities	—	5,779,158

The promissory notes with former stockholders are in default due to non-current status and therefore; the $6,268,902 aggregate maturities of long-term debt were classified as current in the balance sheet. These notes are considered unsecured notes.

F-10

Note 6: Notes payable-stockholders

At December 31, 2015 and 2014 the Company owed a stockholder $327,664 under an agreement with the stockholder to advance capital to the Company. The imputed interest rate for the agreement is 3.75% and interest expense was $12,287 and $6,073 for 2015 and 2014. There is no scheduled maturity date.

Note 7: Retirement plan

The Company sponsors a defined contribution plan for the benefit of all employees who have met the eligibility criteria. Employer contributions were $169,547 and $160,742 for the years ended December 31, 2015 and 2014.

Note 8: Operating leases

The Company leases its primary facility from a related party under an operating lease (Note 11). In addition, the Company has an operating lease for copiers and printers. Both leases were charged to operating expenses in 2015 and 2014.

The minimum payments required under non-cancelable operating lease agreements are as follows:

2016	$375,600
2017	375,600
2018	375,600
2019	364,800
2020	233,100
$1,724,700

Rent expense during the years ending December 31, 2015 and 2014 was $450,674 and $512,913.

Note 9: Intangible assets

In 2010, the Company purchased equipment, inventory, customer list and pharmaceutical formulas from Franck’s Compounding Lab, Inc. (the “Seller”). The Seller’s assets were revalued before the purchase, and goodwill was measured by the excess of the fair value of the consideration paid to the Seller over the revalued assets. Goodwill was valued at $216,000 from the transaction.

The Company performs an annual review of goodwill. To test for impairment, the carrying value of goodwill is compared to the estimated fair value of goodwill. If the carrying value exceeds the estimated fair value, then goodwill is adjusted accordingly. The Company’s review of goodwill resulted in an impairment loss of $216,000 for the year ended December 31, 2014.

Note 10: Commitments and contingencies

The Company compounds controlled substances and other sensitive materials into patient medications pursuant to which the excess and expired medication must be destroyed in compliance with all federal, state and local laws. The Company’s policy is to accrue medication destruction costs when it is probable a liability has occurred and that the amount can be reasonably estimated. No such amounts have been accrued in the accompanying financial statements.

F-11

Note 11: Related party transactions

The Company conducted transactions with a retail pharmacy and related testing laboratory in which the Company’s stockholders have an ownership interest. The transactions with these entities were for the use of the Company’s pharmacists and for financial support which resulted in receivable balances of $244,131 and $189,850 at December 31, 2015 and 2014. Additionally the Company had an officer related party receivable balance of $64,192 for the years ending December 31, 2015 and 2014. The officer related party receivable balance was for a cash advance and is included in accounts receivable related parties on the balance sheet.

The Company had a stockholder related party receivable balance of $67,737 for the years ending December 31, 2015 and 2014. The stockholder note receivable agreement has an imputed interest rate of 3.75% and matures in 2016. The stockholder note receivable was for the purchase of the Company’s common stock and is expected to be paid back to the Company with interest.

The Company paid rent of $310,800 in 2015 and $358,000 in 2014 to 4 Hims, LLC, which is owned by a stockholder, for the facility used during the drug compounding production process. The terms of the lease are equal monthly installments of $25,900 with a maturity date of September 2020.

There were several employees from related parties included on the Company’s health insurance benefit plan. The premiums paid on behalf of these employees by the Company were $56,868 and $927 in 2015 and 2014.

 Note 12: Variable interest entities

Generally, a variable interest entity, or VIE, is a legal entity with one or more of the following characteristics: (a) the total at risk equity investment is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties; (b) as a group the holders of the equity investment at risk lack any one of the following characteristics: (i) the power, through voting or similar rights, to direct the activities of the entity that most significantly impact its economic performance, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) some equity investors have voting rights that are not proportional to their economic interests, and substantially all of the entity's activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights. The primary beneficiary of a VIE is required to consolidate the VIE and is the entity that has (a) the power to direct the activities of the VIE that most significantly impact the VIE's economic performance, and (b) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE.

In determining whether it is the primary beneficiary of a VIE, the Company considers qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIE's economic performance and which party controls such activities; the amount and characteristics of the Company’s interests and other involvements in the VIE; the obligation or likelihood for the Company or other investors to provide financial support to the VIE; and the similarity with and significance to the business activities of the Company and the other investors. Significant judgments related to these determinations include estimates about the current and future fair values and performance of these VIEs and general market conditions.

At December 31, 2015 and 2014, the Company holds a variable interest in a single VIE, Tribute Labs, LLC (“Tribute”), for which the primary beneficiary of the VIE needs to be determined. The Company has concluded, based on its qualitative consideration of the relationship with Tribute and per Tribute’s operating agreement, which assigns the daily operations and business decision making to an agent, that the Company is not the primary beneficiary. In making that determination, the Company considered the following factors:

             •Tribute’s total equity is not sufficient to permit the entity to pay the monthly bank note payable and maintain daily operations without financial support from the Company. This establishes a VIE relationship with the Company.

             •Tribute’s operating agreement has assigned the business decision making to an agent who is authorized to direct the daily activities of Tributes without consultation of the members of the Company.

             •During 2015 and 2014, Tribute leased employees of the Company to help perform its daily laboratory operations. Also, several of Tribute’s employees were participating in the Company’s health insurance plan. Tribute has made regular payments to the Company for these services as they became due.

The Company has exposure to a loss as a result of its involvement with Tribute, as the Company provides financial support, manpower through the use of its employees, and Tribute’s total equity is not sufficient to permit the entity to pay its monthly bank note payable and current expenses without continued support of the Company. The Company does not share control or power to direct daily activities. Tribute’s operating agreement has assigned the business decision making to an agent which is authorized to direct the daily activities of Tribute without consultation of the members of the Company. Based on these factors the Company holds a variable interest in Tribute but is not deemed the primary beneficiary. The Company’s financial statements do not include the accounts of Tribute.

F-12

Note 13: Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

For 2015, the Company incurred a net loss of $4,052,724 created mostly by a voluntary recall and voluntary, temporary suspension of sterile production. The Company worked with and at the request of the Federal Food and Drug Administration (“FDA”) to conduct a voluntary recall of all lots of sterile products aseptically compounded and packaged by the Company and that remained within expiry and to voluntarily and temporarily suspend production of aseptically compounded products. This was a voluntary recall and there is no evidence that any compounded sterile products were defective. However, because the Company takes the utmost care to ensure patient safety these actions were conducted out of an abundance of caution. The Company employed the services of multiple experts in the fields of aseptic processing and regulatory compliance and responded to FDA multiple times regarding best practice improvements. As a result of the substantial work voluntarily undertaken by U.S. Compounding, FDA confirmed in a December 18, 2015 letter that “at this time, [FDA] does not object to the resumption of production and distribution of sterile drug products” by the Company. The Company has resumed sterile operations as of February 2016, however the costs associated with the events of 2015, cost the Company millions of dollars in lost revenue and product recall expenses. The net loss added to the stockholders deficit of $9,715,011 as the Company's liabilities exceed its assets at year end, and the Company was not in compliance with certain of its debt covenants related to the bank line of credit agreement at December 31, 2015 and their promissory notes with former stockholders.

Those factors create an uncertainty about the Company's ability to continue as a going concern. In an effort to continue as a going concern, the stockholders of the Company have made several changes to improve profitability. In September 2015, the Company terminated 30% of its workforce mostly related to the sterile drug production process, reduction in officer salaries ranging from 10% to 50%, suspension of paying sales commissions to vendors and employees and limiting costs on travel, training and professional services in efforts to reduce expenses and preserve cash flow. As of the date of this report, the stockholders are in negotiations with a potential buyer to purchase the Company with a stock for stock sale and an intention by the buyer to invest capital into the Company to help become compliant with bank debt covenants, payoff vendor accounts payable balances, increase inventory stock and restart the 503b sterile production process, with an anticipated closing date in April 2016.

The Company cannot predict the outcome of the profitability plan and negotiations. The ability of the Company to continue as a going concern is dependent on acceptance of the plan by the Company's bank creditors and the results of the negotiations with the potential buyer and capital investment.

Note 14: Subsequent event

As of the date of this report, the stockholders are in negotiations with a potential buyer to purchase the Company with a stock for stock sales agreement.

F-13